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Exhibit 10.28


                                JOINT TECHNOLOGY
                              DEVELOPMENT AGREEMENT

This contract is entered into on 23 September, 2002   between

EUROTECH, LTD., 10306 EATON PLACE, STE.220, FAIRFAX, VA 22030, USA (hereinafter "EUROTECH" or "PARTY/PARTIES"), a company registered in the District of Columbia, United States of America

and

LOGSTOR ROR A/S, DANMARKSVEJ 11, DK-9670 LOGSTOR, DENMARK
(hereinafter "LR" or "PARTY/PARTIES")

Whereas, EUROTECH has developed certain materials which the Parties believe may be useful for foam insulation of pipes, and EUROTECH has applied for patent protection thereon; and

Whereas LR and EUROTECH desire to further develop EUROTECH's material for this market, all other markets for this material being exclusively reserved to EUROTECH, unless otherwise agreed in writing by both parties in the future; and

Whereas EUROTECH is willing to forego any opportunity during the term of this agreement to pursue business relationships with third parties in the area of interest to LR, on the terms indicated below;

Now, therefore, the Parties agree as follows:

ARTICLE 1.        GENERAL

1.1. The purpose of this Agreement is to establish and clearly define the business relationship between EUROTECH and LR. Upon entering into this Agreement both Parties intend to use their best endeavours to develop polyurethane foam free from isocyanates for foam insulation for preinsulated pipe systems.

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1.2.              Each Party hereto is an independent contractor and is not an agent for, partner or joint venture with the other Party. The rights and obligations of both Parties shall be only those expressly set forth herein. Neither Party shall have the authority to bind the other except to the extent authorised herein. Neither Party shall act as an agent for or representative of the other, and the employees of one shall not be deemed to be employees of the other. No relationship other than that created by and set forth in this Agreement shall be established by any reference to the Parties as working for each other.

ARTICLE 2.        ASSIGNMENT

2.1. The obligations, interests or rights of either party herein shall not be assignable without prior written consent of the other Party, which will not be unreasonably withheld. However, in the event that either Party assigns or otherwise thereon transfers the entire business relating to the subject matter of this Agreement to a third party, this Agreement shall automatically be assigned to that third party.

ARTICLE 3.        INTERPRETATION

3.1. No heading, index, title, subtitle, subheading, marginal note, singular or plural of this Agreement shall limit, alter or affect the meaning of an operation of this Agreement.

3.2. In case of conflict or inconsistency between this Agreement and any other document (e.g. foam agreement of 18 June 2001) this Agreement shall prevail.

3.3. All correspondence and documentation shall be in the English language only and in writing, which shall be addressed between the Parties. This Agreement and the Parties relationships shall be conducted in the English language only.

3.4. Conventional polyurethane based foams are formed by reacting polyols and isocyanates. HNIPU based foam requires use of cyclocarbonates and primary amines. The terms "HNIPU foam binder" and "HNIPU binder" as used in this Agreement, specifically Articles 6.3, 7.5 and 7.6, in the context of the constituents of HNIPU and HNIPU based foam refer to a two part mixture. These two parts, when mixed in the proper ratio and manner, react to form HNIPU foam.

ARTICLE 4.        AGREEMENT TERM

4.1. This Agreement shall expire on the later of (1) the expiration of the last of the patents hereunder to expire, (2) the end of the confidentiality period in Article 13.3.

ARTICLE 5.        TERMINATION; EARLY TERMINATION

5.1. This agreement shall expire as set forth in Article 4.1 provided however that it may be terminated earlier as follows:

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                  5.1.1  For cause by either Party.
                  5.1.2 After two (2) years from the date first written above by LR or EUROTECH.
                  5.1.3 In the event of bankruptcy of either Party, unless cured within thirty (30) days of such bankruptcy.

                  In the event of early termination under this Article 5.1, the obligations and duties of the Parties under Articles 7.1, 7.2, 7.3, 7.4, 7.5, 7.7 and 13 shall survive such early termination.

ARTICLE 6.        PERFORMANCE OF THE PARTIES

6.1. Each Party shall perform its own special separate part using its best endeavours for the best of the development of polyurethane foam made without the use of isocyanates, and may exchange confidential samples.

6.2. LR shall supply process technology knowledge, testing and general know-how regarding foam.

6.3 EUROTECH shall conduct research and development, on HNIPU foam binder to achieve foam(s) with two thermal stabilities as provided in Table 1, based on EUROTECH's technology known as HNIPU, and also based technical input from LR as to its needs. Research on either thermal stable foam hereinafter may be referred to as Research, Research Project 1 or Research Project 2.

6.4 LR shall provide to EUROTECH written technical reports on the status of its research, testing and progress related to HNIPU binder. These reports shall be provided at least quarterly in electronic format.

ARTICLE 7.        PATENT RIGHTS AND KNOW HOW

7.1. Any patents on foam insulated pipes deriving from the research under this Agreement and filed as patent applications after the date first written above are possessed and owned by both Parties jointly. The Parties shall make all decisions jointly. Neither Party may on its own and in its own name register/file for any patent right in relation hereto.

7.2 Any know how on foam insulated pipes deriving from the research under this Agreement after the date first written above are possessed and owned by both Parties jointly.

7.3. Patent applications shall be filed for registration as soon as possible under the Patent Cooperation Treaty to preserve rights, and to allow the Parties time to decide upon countries in which patents are to be pursued.

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7.4.              Any costs regarding registering or obtaining any patents are to be shared equally between the Parties. If one of the Parties elects not to seek or continue any patent, but the other Party decides to continue with that patent, the Party which wishes to continue shall take sole assignment of that patent and be solely responsible for the expenses involved. In the latter event, the other Party shall have a nonexclusive license thereunder, with the right to sublicense.

7.5. LR shall both have the right to use any patent rights in accordance with Article 7.1 and/or know how developed by either party under this agreement for the purposes of the performance under this Agreement in the field of foam insulated pipes. However, EUROTECH shall have the exclusive right without cost to use such patents and/or in fields other than foam insulated pipes.

7.6. The objective of this Agreement is the development of a two part HNIPU binder that when reacted forms polyurethane foam. Neither constituent, cyclocarbonates or primary amines, of the binder will have or use isocyanates in its formation or final form. The foam(s) developed as a result of Research under thermal stability Research Project 1 [edited to excise Logstor Confidential Information] to have properties as defined in Table 1. and a total installed cost [edited to excise Logstor Confidential Information]. Upon successful development of either thermal stable foam, LR commits to incorporate the corresponding HNIPU based foam into its respective product line to a level sufficient to generate royalty revenue as defined in Article 7.8.

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                                     TABLE 1

---------------------- ----------- ---------------------------------------------
                                                      EUROPEAN
                                                      STANDARD
      PROPERTY           UNITS                         EN-253
---------------------- ----------- ---------------------------------------------
                                   PUR foam shall have a uniform cell structure
Cell Size                  mm      free from smears.
---------------------- ----------- ---------------------------------------------
Closed Cell Ratio           %                          >88%
---------------------- ----------- ---------------------------------------------
                                   Voids and bubbles shall not constitute more
   Voids &               number    than 5% of the cross sectional area. No
   Bubbles                         single void shall leave less than 1/3 of the
                                   nominal insulation thickness between the
                                   steel service pipe and the casting.
---------------------- ----------- ---------------------------------------------
Foam Density             kg(m)-3                    >60kg/m3
---------------------- ----------- ---------------------------------------------
Compressive
Strength                  MPa          With 10% deformation 0,30 N/mm2
---------------------- ----------- ---------------------------------------------
Cell Gas Pressure         kPa                  LOGSTOR TO DEFINE
---------------------- ----------- ---------------------------------------------
Tangential Shear
Strength                                         >2,20 N/mm2
---------------------- ----------- ---------------------------------------------
Water Absorption
(Boiled)                               Water absorption, if boiled <10%
---------------------- ----------- ---------------------------------------------
Thermal Conductivity                         At 50o C < 0,03 W/m k
---------------------- ----------- ---------------------------------------------
Core Density                                      > 60 kg/m3
---------------------- ----------- ---------------------------------------------
                                   The average size of the cells in a radial
Average Cell Size          mm      direction shall be less than 0,5 mm.
---------------------- ----------- ---------------------------------------------
Axial Shear Strength                              0,12 N/mm2
---------------------- ----------- ---------------------------------------------
                                                  R&D PROJECT 1
                                                  -------------
                                     Maximum Operating Temperature 140o C
                                  (HNIPU foam for district heating and marine
Thermal                             applications per European Standard EN-253)
Stability                          ---------------------------------------------
                                                  R&D PROJECT 2
                                                  -------------
                                           [edited to excise Logstor
                                           Confidential Information]
---------------------- ----------- ---------------------------------------------

7.7. LR is entitled to an exclusive worldwide right to the use of any result from the research in LR's area, the field of foam insulated pipes. In return LR shall pay EUROTECH a royalty of $ [*] USD/pound of binder or [*]% of binder price to LR whichever is the lessor amount for all HNIPU foam based binder used, adjusted annually for inflation. Such royalties shall be paid to EUROTECH quarterly, in USA dollars, within thirty (30) days of each quarterly anniversary of the date first written above. LR shall keep written records in sufficient detail to permit sums due to EUROTECH hereunder to be determined. LR shall grant EUROTECH reasonable access to such records. [* edited Eurotech and Logstor Confidential Information]

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7.8.              If by thirty-six (36) months from the date of final
                  qualification to the specifications given in section 7.5 Table 1, royalties do not reach and maintain $200,000 (two hundred thousand) per year thereafter, the license to LR hereunder may, subject to negotiations between the parties, be converted to a nonexclusive license, and the royalty due to EUROTECH shall be reduced to $ [*] USD/pound or [*]% of binder price whichever is the lessor amount for all HNIPU foam based binder used, adjusted annually for inflation. LR will be entitled to receive similar Royalty from sales to potential new Licensee within the area of foamed pipe insulation. (* edited Eurotech and Logstor Confidential Information]

7.9. Each Party shall notify the other Party promptly of infringement by a third party of any patent hereunder.

7.10. No right is granted hereunder by either Party as to any trademark or trade name of the other.

ARTICLE 8.        LIABILITY

8.1. Each Party is only responsible for its own performance and agrees that neither Party can be held liable towards each other in any way for the other Party's performance, except that LR shall make payment to EUROTECH as specified in Article 7.7.

8.2. In no event neither Party shall be liable to the other for indirect losses, loss of revenue, cost of business interruption, loss of profit or anticipated profit, loss of production etc.

ARTICLE 9.        COMPETITION CLAUSE

9.1. For the duration of this Agreement neither of the Parties may engage in any kind of development activity in foam insulation for pipes that uses HNIPU binder as defined in Articles 3.4 and 7.6 which may directly or indirectly through a company or engagement of business compete with the present activities of either Party.

ARTICLE 10.       PRODUCT LIABILITY

10.1. A Party shall be liable for personal injuries if it is proved that the injury is due to negligence on the part of that Party.

10.2. A Party is only liable for damages to real and movable property if it is proven that the damage is due to gross negligence of that Party.

ARTICLE 11.       FORCE MAJEURE

11.1. Either Party to this Agreement shall not be liable for any failure to perform its obligations to the extent that such failure is due to a force majeure occurrence.

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11.2.             The circumstances or events which shall be within the
                  definition of force majeure are

                  a) riot, war, invasion, act of foreign enemies, hostilities, (whether war be declared or not) acts of terrorism, malicious damage, civil war, rebellion, revolution, insurrection of military or usurped power;
                  b) ionising radiations or contamination by radioactivity from any nuclear fuel or from any nuclear waste from the combustion of nuclear fuel, radioactive toxic explosive or other hazardous properties of any explosive nuclear assembly or nuclear component thereof;
                  c) pressure waves caused by aircraft or other aerial devices travelling at sonic or supersonic speed;
                  d) strikes/lock-outs at a national or regional level or industrial disputes at a national or regional level, or strikes or industrial disputes by labour employed or not by the affected party its subcontractors or its suppliers and which affect a substantial or essential portion of the Parties performance.

11.3. The Party claiming force majeure shall notify the other Party promptly and in any event within three (3) days if possible and shall provide full particulars thereof, including its intended actions to resolve the event. The Party affected shall use its best endeavours to mitigate the effects of the force majeure event at its own costs.

ARTICLE 12.       NOTICES

12.1. Notices under this Agreement shall be addressed to the address stated in page 1 by hand-registered letter, telex or facsimile. Day-to-day correspondence may be conducted by E-mail.

ARTICLE 13.       CONFIDENTIALITY

13.1. As this Agreement is a joint technology development agreement confidentiality is of the essence in every concern regarding the work under this Agreement.

13.2. Unless required by judicial or other governmental rules or rulings, the Parties shall at no time, without prior written approval of the other Party, disclose to any third party the existence of this Agreement or any proprietary information disclosed or developed hereunder, or any information concerning the development or the Parties' technical and business interests and know-how or make any promotional display, announcement or advertisement. Such provision shall not apply to the information within the following categories

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                  a)   information which was known to one of the Parties, prior
                       to the receipt hereunder, as evidenced by prior written records;
                  b) information which was or becomes publicly known through no fault of any of the Parties;
                  c) information which, subsequent to receipt hereunder, is made available to at least one (1) of the Parties by a third party, who is not a signatory to this Agreement, and who is legally entitled to do so;
                  d) information which is developed by either of the Parties independently before making this Agreement, as shown by prior written records;
                  e) information which is necessary to disclose to enable a Party to perform its obligations under this Agreement.

                  It is understood however, that in the fields other than foam insulation for pipes, EUROTECH may make disclosures to third parties.

13.3.             The confidentiality term shall remain in force for fifteen
                  (15) years from date of last portion of Confidential Information disclosed to LR by EUROTECH hereunder.

13.4. Termination of this Agreement shall not relieve either of the Parties any obligation with respect to confidential information disclosed or developed hereunder, or confidential samples submitted hereunder prior to termination.

ARTICLE 14.       GOVERNING LAW AND DISPUTE SETTLEMENT

14.1. This Agreement shall be governed by, construed and interpreted in accordance with the laws of Geneva, Switzerland.

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14.2.             To the exclusion of any conflict or law rules, which would refer the matter to another jurisdiction, any dispute, controversy or claim arising out of or relating to this Agreement or breach, termination or invalidity thereof, which cannot be settled by conciliation between the Parties themselves, shall be settled finally and conclusively by arbitration according to the rules and procedures of the International Chamber of Commerce. Any proceedings shall be conducted in the English language, and any documents to be relied upon in such a proceeding shall be in the English language. Any arbitration shall be conducted by a single arbitrator, acceptable to both Parties, and shall be held in Geneva or such other location as the Parties may agree.




on behalf of EUROTECH, Ltd.:


/s/ Don V. Hahnfeldt
---------------------------------------
President and CEO


on behalf of Logstor Ror A/S:


/s/ Jorgen Berth, Senior Vice President
---------------------------------------
Jorgen Berth, Senior Vice President